UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2012

SMART ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
 (State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On October 11, 2010, Smart Online, Inc., or the Company, entered into a renewal of the Web Services Agreement, or the Agreement, with URAssociation, LLC, or URA, as part of a relationship that commenced in early 2007.

On July 13, 2012, the Company delivered to URA a notice of termination of the Agreement, which termination will become effective October 11, 2012.  The Company has decided to terminate the Agreement at the contract termination date because it no longer intends to provide the specialized type of services required by URA.  The Company will not incur any material termination penalties as a result of its termination of the Agreement.

The Agreement is filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

Date: July 18, 2012	By:	/s/ Thaddeus J. Shalek
Name: Thaddeus J. Shalek
Title: Chief Financial Officer